Exhibit 10.17
THIRD AMENDMENT TO AMENDED AND RESTATED
REVOLVING AND TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT, dated and effective as of January 30, 2007 (the "Third Amendment"), is made and entered into by and between BROWN & BROWN, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia corporation (the "Lender").

WITNESSETH:

WHEREAS, on or about January 3, 2001, the Borrower and the Lender entered into that certain Amended and Restated Revolving and Term Loan Agreement (the "Initial Term Loan Agreement") providing for a term loan all as provided in the Initial Term Loan Agreement; and

WHEREAS, the Borrower and the Lender amended the Initial Term Loan Agreement by virtue of that certain First Amendment To Amended And Restated Revolving And Term Loan Agreement (the “First Amendment”) dated July 15, 2004 and that certain Second Amendment to Amended and Restated Revolving And Term Loan Agreement (the "Second Amendment") dated December 22, 2006. Hereafter, the term “Initial Term Loan Agreement” includes the First Amendment and the Second Amendment; and

WHEREAS, the Borrower has requested the Lender to release from liability for the Facility all Guarantors and to delete from the Initial Term Loan Agreement, the provisions thereof referring to or requiring Guarantors, and the Lender is prepared to do so pursuant to the terms of this Third Amendment.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Definitions. Unless defined in this Third Amendment, capitalized terms contained herein shall have the meaning set forth in the Initial Term Loan Agreement.

2.    Deletion of Existing Definitions. The following existing definitions contained in Article I of the Initial Term Loan Agreement are hereby deleted:

"Contribution Agreement" means that certain Amended and Restated Contribution Agreement dated the date hereof by and among the Guarantors, in form acceptable to the Lender.

“Guarantors” shall mean, collectively, all present and future Material Subsidiaries, and their respective successors and permitted assigns.

“Guaranty” shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect to which said Guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranty Agreements” shall mean, collectively, the Amended and Restated Guaranty Agreement dated the date hereof executed by each of the Guarantors from time to time in favor of the Lender in the form reasonably acceptable to Lender as the same may be amended, restated or supplemented from time to time.

“Material Subsidiary” shall mean (a) each Subsidiary designated as such in Schedule 6.1 hereto, and (b) each other Wholly Owned Subsidiary of Borrower, now existing or hereinafter established or acquired, that at any time prior to the Maturity Date, has at an annualized basis, net income which generates one and one-half percent (1.5%) or more of the Consolidated Net Income; provided however, if the aggregate net income of the Borrower and its Material Subsidiaries is at any time less than eighty percent (80%) of Consolidated Net Income, then the five percent (1.5%) trigger set forth herein will be reduced to such a figure so that the aggregate net income of the Borrower and its Material Subsidiaries (based on said reduced trigger amount) is not less than eighty percent (80%) of the Consolidated Net Income of the Borrower.

3.    Amendment of Existing Definitions. The following existing definitions contained in Article I of the Initial Term Loan Agreement are hereby amended as follows:

“Credit Documents” shall mean, collectively, this Agreement and the Notes.

“Credit Parties” shall mean, collectively, each of Borrower, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, the President, any Vice President, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties.

4.    Amendments to Initial Term Loan Agreement. The Initial Term Loan Agreement is hereby amended as follows:

(a)    Section 4.17 captioned “Benefits to Guarantors” is hereby deleted in its entirety.

(b)    Section 6.25 captioned “Guarantors - Income Requirement” is hereby deleted in its entirety.

(c)    Section 7.7(12) captioned “New Material Subsidiaries” is hereby deleted in its entirety.

(d)    Section 7.7(m) captioned “Intercompany Asset Transfers” is hereby deleted in its entirety.

(e)    Section 7.10 captioned “Additional Guarantors” is hereby deleted in its entirety.

(f)    Section 7.11 of the Initial Term Loan Agreement captioned “Ownership of Guarantors” is hereby deleted in its entirety.

(g)    Section 8.1(5), containing an exception to the prohibition of Indebtedness, is hereby replaced with “(c) The Intercompany Loans described on Schedule 6.22 and any other loans between any of the Consolidated Companies, not exceeding individually at any time the amount of $500,000 and in the aggregate at any time the amount of $1,000,000 (excluding Intercompany Loans listed on Schedule 6.22).”

(h)    Section 8.3(b), containing an exception to the prohibition on sale or lease of assets, is hereby replaced with “(b) other asset sales (including sales of the Capital Stock of Subsidiaries) between any of the Consolidated Companies.”

(i)    Section 8.5(3), containing an exception to the prohibition on Investments relating to Guarantors, is hereby deleted in its entirety and Section 8.5(2), also containing an exception to the prohibition on Investments, is hereby replaced with “(2) Investments in Subsidiaries, provided however, nothing in this Section 8.5(2) shall be deemed to authorize an investment in any entity that is not a Subsidiary prior to such investment.”

(j)    Section 8.17 of the Initial Term Loan Agreement captioned “Guaranties” is hereby deleted in its entirety.

(k)    Section 9.10 captioned “Ownership of Credit Parties and Pledged Entities” is hereby deleted in its entirety.

5.    Ratification. Except as modified by this Third Amendment, the parties do hereby confirm and ratify the Initial Term Loan Agreement. Hereafter, the term “Term Loan Agreement” means and includes this Third Amendment.

Signature Page Follows

SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING AND TERM LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Revolving and Term Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Address for Notices: 220 South Ridgewood Avenue Daytona Beach, Florida 23115-2412 Attention: Cory T. Walker Telephone No.: (386) 239-7250 Telecopy No.: (386) 239-7252	BORROWER: BROWN & BROWN, INC. By: /s/ Cory T. Walker Cory T. Walker, Senior Vice President, Treasurer and Chief Financial Officer

With a copy to:

Laurel L. Grammig
General Counsel
BROWN & BROWN, INC.
3101 West Martin Luther King Jr. Boulevard
Suite 400
Tampa, Florida 33607
Telephone No.: (813) 222-4182
Telecopy No.: (813) 222-4464

Address for Notices: SunTrust Bank Mail Code FL-Orlando-1106 200 South Orange Avenue Tower 10 Orlando, FL 32801 Telephone: (407) 237-4636 Telecopy: (407) 237-4076	LENDER: SUNTRUST BANK By: /s/ Sarah Hudson Anderson Sarah Hudson Anderson, Vice President

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